Exhibit 10.8

550, 333 – 11 Ave SW

Calgary, AB T2R 1L9

P. +1.403.237.7102

F. +1.403.237.7103

April 2, 2011

TransAtlantic Petroleum Ltd.

5910 N. Central Expressway, Suite 1755

Dallas, Texas 75206

Re:

Conditional Offer (the “Conditional Offer”) dated February 8, 2011 between Valeura Energy Inc., TransAtlantic Petroleum Ltd. and TransAtlantic Worldwide Ltd., as amended pursuant to a letter amending agreement dated March 18, 2011

This letter agreement will confirm the parties agreement to amend clause 5(a) and clause 11 of the Conditional Offer by deleting the references therein to “April 4, 2011” and replacing same with “April 18, 2011”.

Yours truly,

VALEURA ENERGY INC.

per: /s/ James D. McFarland

President and CEO

Accepted and agreed to this 4th day of April, 2011.

TRANSATLANTIC PETROLEUM LTD.	TRANSATLANTIC WORLDWIDE LTD.

per: /s/ Scott C. Larsen	per: /s/ Scott C. Larsen

Executive Vice President	Executive Vice President